Exhibit 99.1

For Immediate Release:

ONEMAIN HOLDINGS, INC. NAMES DOUG SHULMAN PRESIDENT
AND CHIEF EXECUTIVE OFFICER
Highly Experienced Financial Services Executive
to Lead the Nation’s Largest Personal Lending Firm

EVANSVILLE, IN – July 13, 2018 – OneMain Holdings, Inc. (NYSE: OMF) announced today that Doug Shulman will become its next President and Chief Executive Officer. Shulman succeeds Jay Levine who will remain Chairman of the Board. Shulman is also expected to be appointed to OneMain’s Board of Directors upon his start date, which is expected to occur within the next 60 days.

“Doug is a proven executive and uniquely capable of leading OneMain into its next chapter. His experience managing large, complex organizations and leveraging technology to drive innovation, as well as his ability to work across a diverse group of constituencies will be invaluable in helping OneMain position the business for the long-term,” said Mr. Levine.

“I want to thank the board for their confidence in me as the next leader of this outstanding company and its more than 10,000 team members. I look forward to continuing OneMain’s commitment to providing best-in-class products and service to its customers and taking that commitment to the next level,” said Mr. Shulman.

Shulman has had a distinguished career in the private and public sectors. He joins OneMain from BNY Mellon, where he had been a Senior Executive Vice President and Global Head of Client Service Delivery, and a member of the Executive Committee. At BNY Mellon he was responsible for key business operations and service delivery areas that help clients conduct business, service assets, and engage in transactions in 35 countries and more than 100 markets. Prior to that, Doug was a Senior Advisor with McKinsey & Company, where he advised clients in a variety of areas including the public sector and financial services.

From 2008 to 2012 Shulman served as the Commissioner of the Internal Revenue Service, where he was responsible for setting strategy and managing diverse stakeholders. During his tenure at the IRS, he transformed technology by modernizing the IRS’s core account database, used data and analytics to improve service and compliance, led global coordination of government tax authorities, led historic breakthroughs in addressing international tax evasion and executed key policy imperatives. Before the IRS, Shulman was Vice Chairman of the Financial Industry Regulatory Authority (FINRA) and its predecessor NASD, where he played a pivotal role in a number of significant industry-transforming initiatives including creating transparency in the US corporate bond market, divesting the Nasdaq Stock Market and American Stock Exchange, modernizing NASD technology and leading entry into new market segments. Earlier in his career, Shulman was Vice President at Darby Overseas Investments, a private investment firm and was also a part of the original team that launched Teach for America, a national teachers corps that places teachers in low-income communities.

Shulman holds a JD, magna cum laude from Georgetown Law Center, an MPA from the John F. Kennedy School of Government at Harvard University, and a BA from Williams College.

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About OneMain Holdings, Inc.
OneMain Holdings, Inc.  (NYSE: OMF), through its subsidiaries, has been offering responsible and transparent loans for over 100 years. With more than 1,600 locations throughout 44 states, the company is committed to helping people with their financial needs. OneMain and its 10,000 team members are dedicated to the communities where they live and work. For additional information, please visit OneMainFinancial.com.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

For More Information
Investor Relations:
Kathryn Miller, 475-619-8821
Kathryn.Miller@omf.com

Media:
Katie Kempner, 305-467-6338
Katie@kempnercommunications.com